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Exhibit 5.1

•	Ernst & Young LLP Chartered Accountants Ernst & Young Tower 1000 440 2 Avenue SW Calgary AB Canada T2P 5E9	•	Phone: 403 290-4100 Fax: 403 290-4265

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the amendment No. 1 to the Registration Statement on Form F-9 and related short form base shelf prospectus of Talisman Energy Inc. dated December 19, 2005 for the registration of up to an aggregate principal amount of US$2,000,000,000 of its debt securities from time to time in one or more series, and to the incorporation by reference therein of our report dated February 28, 2005, with respect to the consolidated financial statements of Talisman Energy Inc. incorporated by reference in its Annual Report (Form 40-F) for the year ended December 31, 2004, filed with the Securities and Exhange Commission.

Calgary, Alberta December 19, 2005	Chartered Accountants

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  Exhibit 5.1